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                                                                  EXHIBIT 99.1



PERSONAL AND CONFIDENTIAL
-------------------------

March 21, 2000

Board of Directors
Kana Communications, Inc
740 Bay Road
Redwood City, CA  94063

Re:      Registration Statement (File No. 333-32428) of
         Kana Communications, Inc.

Gentlemen:

Reference is made to our opinion letter dated February 6, 2000 with respect to the fairness from a financial point of view to Kana Communications, Inc. ("Kana") of the exchange ratio of 0.83 (which equals 1.66 shares, as adjusted for the stock dividend paid by Kana on February 22, 2000) of a share of Common Stock, par value $0.001 per share, of Kana to be exchanged for each share of Common Stock, par value $0.01 per share, of Silknet Software, Inc. ("Silknet") pursuant to the Agreement and Plan of Merger, dated as of February 6, 2000, by and among Kana, Pistol Acquisition Corp. and Silknet.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of Kana in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "Kana Letter to Stockholders", "Summary", "The Merger" and "Appendix VI" and to the inclusion of the foregoing opinion in the above-mentioned Joint Proxy Statement/Prospectus included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,

/s/ Goldman, Sachs & Co.
---------------------------
(GOLDMAN, SACHS & CO.)

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